                                                              Exhibit 10.17(iii)

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                              AMENDMENT NO. 2 TO
                         LINE OF CREDIT AND GUARANTEE
                            REIMBURSEMENT AGREEMENT

                             ---------------------
                          Dated as of October 4, 1994
                             ---------------------

                                     Among

                              HMH HOLDINGS, INC.
                                 as Borrower,

                         MARRIOTT INTERNATIONAL, INC.
                                  as Lender,

                                      and

              HOST MARRIOTT CORPORATION; HMC ACQUISITIONS, INC.;
              HOST MARRIOTT GTN CORPORATION; HOST LA JOLLA, INC.;
          MARRIOTT PROPERTIES, INC.; and WILLMAR DISTRIBUTIONS, INC.
                                 as Guarantors

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                              AMENDMENT NO. 2 TO
                              LINE OF CREDIT AND
                            GUARANTEE REIMBURSEMENT
                                   AGREEMENT


     THIS AMENDMENT NO. 2 TO LINE OF CREDIT AND GUARANTEE REIMBURSEMENT AGREEMENT (the "Amendment") dated as of October 4, 1994 between HMH HOLDINGS, INC., a Delaware corporation, as borrower, MARRIOTT INTERNATIONAL, INC., a Delaware corporation, as lender, and HOST MARRIOTT CORPORATION (formerly Marriott Corporation), a Delaware corporation ("Host Marriott"), as guarantor, and certain other Subsidiaries of Host Marriott signatory to this Amendment, as additional guarantors.

                                   RECITALS:

     WHEREAS, the parties hereto are party to that certain Line of Credit and Guarantee Reimbursement Agreement dated as of October 8, 1993, as amended by that certain Amendment No. 1 to Line of Credit and Guaranty Reimbursement Agreement dated as of January 19, 1994 (as so amended, the "Existing Agreement"); and

     WHEREAS, the parties now wish to further amend the Existing Agreement to enable the Host Marriott Group to both refinance certain existing letters of credit and obtain new letters of credit to support the operational requirements of the Host/Travel Plazas Business; and

     WHEREAS, subject to the terms and conditions set forth below, the parties hereto have agreed to amend the Existing Agreement as hereafter provided;

                                  AGREEMENT:

     NOW, THEREFORE, it is agreed:

     A. Capitalized Terms. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Existing Agreement.

     B. Section 1.1 and Exhibit A; Defined Terms. The following defined terms are added to Exhibit A to the Agreement (as defined below):

         "L.C. Bank" has the meaning specified in Section 2.12(a).

         "L.C. Bank Agreement" has the meaning specified in Section 2.12(a)(2).

         "Letter of Credit Funding" has the meaning specified in Section
         2.12(c).

         "Letter of Credit Reserve" has the meaning specified in Section 2.12.

         "New Letter of Credit" has the meaning specified in Section 2.12(d).

         "Old Letter of Credit" has the meaning specified in Section 2.12(d).

         "Reserved Letter of Credit" has the meaning specified in Section
         2.12(a).

         "Reserved Portion" has the meaning specified in Section 2.12(a)(2).

     C. Section 2.1(a); Regular Advances. Section 2.1(a) of the Agreement is amended and restated as follows:

             (a) Regular Advances. Marriott International agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Regular Advance") to Holdings from time to time on any Business Day during the Commitment Term, provided, that no such advance shall exceed the amount of the then Available Commitment less the amount of the Letter of Credit Reserve. Each Regular Advance shall be in the amount of $1,000,000 or an integral multiple of $1,000,000 (or if less, in an amount equal to the then Available Commitment less the Letter of Credit Reserve). Within the limits of the Available Commitment less the Letter of Credit Reserve, Holdings may borrow under this Section 2.1(a) (in accordance with the provisions of Section 2.2), prepay pursuant to Section 2.5 and (during the Commitment
     Term) re-borrow under this Section 2.1(a).

     D. Sections 2.1(b); Guaranty Advances. Section 2.1(b) of the Agreement is amended by adding the following to the end of such Section:

     In addition to the foregoing, each Reserved Letter of Credit Funding under
     Section 2.12(d) hereof shall also constitute a deemed advance hereunder by Marriott International to Holdings effective as of the date of funding and shall constitute a "Guarantee Advance" for all purposes under this Agreement.

     E. Sections 2.3(a) and (b); Commitment Advances, the Available Commitment, and Commitment Reductions. Sections 2.3(a) and (b) of the Agreement and restated as follows:

             (a) The Commitment and Commitment Reductions. The Commitment shall terminate on the Commitment Termination Date. Prior to the Commitment Termination Date, the Commitment shall be automatically and permanently reduced, on a dollar for dollar basis, at such time as the sum of (i) the aggregate principal balance of the Outstanding Exchange Bonds, (ii) the aggregate principal amount of outstanding Regular Advances and Guarantee Advances hereunder, and (iii) the amount of the Letter of Credit Reserve, falls below $630,000,000 (the amount of the Commitment, as so reduced, to be equal to the sum of (i), (ii), and (iii)). Holdings shall also have the right, upon at least five Business Days' notice to Marriott

     International, to terminate in whole or reduce in part the Commitment; provided, however, that no termination or reduction shall be effective if, or to the extent that, such termination or reduction would result in a default under or is otherwise prohibited by the Indenture of the L.C. Bank Agreements.

             (b) The Available Commitment. At any given time during the Commitment Term, the "Available Commitment" shall consist of the Commitment as then in effect, as reduced by the aggregate principal amount of all Regular Advances and Guarantee Advances occurring prior to such time, and as increased by the aggregate principal amount of all repayments (whether mandatory or optional) of Regular Advances and Guarantee Advances occurring prior to such time; provided, however, that (1) if the Available Commitment (calculated as set forth above) minus the amount of the Letter of Credit Reserve is less than or equal to zero, no further Regular Advances will be permitted until the Available Commitment (calculated as set forth above) minus the amount of the Letter of Credit Reserve is again positive and Regular Advances may again be made pursuant to Sections 2.1(a) and 2.2, and
     (2) at no time shall the Available Commitment exceed the aggregate principal amount of the Exchange Bonds then Outstanding. Excess Interest Advances and repayment of Excess Interest Advances have no effect on the Available Commitment.

     F. Section 2.12; the Letter of Credit Reserve and Letter of Credit Fundings. The following is added as Section 2.12 of the Agreement:

         Section 2.12. Letter of Credit Reserve and Letter of Credit Fundings. In order to assist the Host Marriott Group in obtaining, replacing or otherwise maintaining certain third party letters of credit used in the businesses of the Host Marriott Group, Holdings, each other Host Marriott Party, and Marriott International agree to reserve a portion of the Available Commitment through August 31, 1999 (the "Letter of Credit Reserve") exclusively for the funding of Reserved Letters of Credit upon the terms and conditions set forth below:

             (a) Reserved Letters of Credit. Subject to Section 2.12(d), each standby or direct pay letter of credit issued by one or more financial institutions (individually or collectively with respect to a letter of credit, the "L.C. Bank") for the benefit of a Host Marriott Group Member or an Affiliate of a Host Marriott Group Member shall constitute a "Reserved Letter of Credit" from such time as each of the following conditions are fully satisfied with respect to such letter of credit:

                  (1)  the letter of credit:

                       (A) was issued and outstanding on October 8, 1993 (or
                  replaces such a letter of credit), was supported by a Marriott International Guarantee prior to becoming a Reserved Letter of Credit, and said

                  Marriott International Guarantee has been duly and fully released by all beneficiaries thereof to the satisfaction of Marriott International; or

                      (B) supports ordinary course operational requirements of
                  the Host/Travel Plazas Business and does not support Indebtedness for Borrowed Money; provided that the face amount of such letter of credit, when added to that of all other Reserved Letters of Credit described in this Section 2.12(a)(1)(B) does not exceed $20,000,000; and

                  (2) Holdings, Marriott International, the L.C. Bank, and, if
             necessary or appropriate, other Host Marriott Group Members or Affiliates, have entered into an agreement (the "L.C. Bank Agreement") with respect to such letter of credit which, among other things, (i) establishes the dollar amount of the Letter of Credit Reserve to be set aside solely for such letter of credit (the "Reserved Portion") and, if requested by the L.C. Bank, (ii) assigns to the L.C. Bank all of Holdings' rights hereunder to borrow the Reserved Portion; and

                  (3) the Reserved Portion of such letter of credit, when added to the Reserved Portion of all other outstanding Reserved Letters of Credit, does not exceed the lesser of (A) $140,000,000 minus the aggregate amount of any Letter of Credit Fundings and (B) the then Available Commitment.


             (b) Amount of Letter Credit Reserve. The amount of the Letter of Credit Reserve shall at any given time prior to September 1, 1999 equal the aggregate Reserved Portions of all Reserved Letters of Credit, as decreased by the amount of each Letter of Credit Funding which has occurred prior to such time (as defined below).

             (c) Letter of Credit Fundings. If at any time prior to September 1, 1999 and L.C. Bank has given Marriott International (1) written notice of (A) an Event of Default, (B) an event giving rise to a drawing under the terms of a Reserved Letter of Credit, or (C) any other event specified in the applicable L.C. Bank Agreement as giving rise to a funding under this Section 2.12(c) and (2) a written request for such funding which satisfies the terms of such L.C. Bank Agreement, Marriott International will on behalf of Holdings and in accordance with the terms of the applicable L.C. Bank Agreement, pay to the L.C. Bank, not later than the fifth Business Day following receipt of such notice and request, an amount not to exceed the Reserved Portion. Each such payment (a "Letter of Credit Funding") shall constitute a Guaranty Advance for all purposes hereunder and, accordingly, shall fully satisfy Marriott International's obligations to make Advances under
         Article II of this Agreement with respect to that portion of the Available Commitment which is equal to the amount of such Letter of Credit

         Funding. Letter of Credit Fundings are not subject to the notice and timing provisions of Section 2.2, and shall not, with respect to any Reserved Letter of Credit, exceed in the aggregate the Reserved Portion attributable to such Reserved Letter of Credit. Notwithstanding anything to the contrary set forth in this Agreement, Marriott International shall in no event be required to make any Letter of Credit Funding to the extent that such Letter of Credit Funding would exceed the then Available Commitment.

             (d) Replacement of Reserved Letter of Credit. The Host Marriott Group may from time to time seek to obtain new letters of credit (each, a "New Letter of Credit") for the purpose of replacing previously established Reserved Letters of Credit (each, an "Old Letter of Credit"). In order to accommodate such replacements, Marriott International and the Host Marriott Parties agree that a New Letter of Credit will constitute a Reserved Letter of Credit and the corresponding Old Letter of Credit will cease to constitute a Reserved Letter of Credit, if, and at such time prior to September 1, 1999 as,

                 (1) the requirements of Sections 2.12(a)(2), 2.12(a)(3), and
             (to the extent applicable) 2.12(a)(1)(B) are satisfied with respect to such New Letter of Credit (in each case determined as if the Old Letter of Credit no longer constituted a Reserved Letter of Credit);

                 (2) the face amount of the New Letter of Credit does not exceed the current available amount of the Old Letter of Credit; and

                 (3) Marriott International has received from the L.C. Bank for the Old Letter of Credit in form and substance satisfactory to Marriott International a duly executed written consent to the release of the Reserved Portion for such Old Letter of Credit and cancellation of the associated L.C. Bank Agreement (or, if the L.C. Bank Agreement relates to more than one Reserved Letter of Credit, release of the Old Letter of Credit from the terms of the L.C. Bank Agreement).

         Upon such replacement, the amount of the Letter of Credit Reserve will be adjusted to reflect any difference between the Reserved Portion for the Old Letter of Credit and the Reserved Portion for the New Letter of Credit.

             (d) Consent of Guarantors. Each of the Guarantors hereby consents to each and every L.C. Bank Agreement which is entered into by Holdings, irrevocably waives any objection to any such L.C. Bank Agreement, and agrees that each such L.C. Bank Agreement will be subject to all of the benefits of this Section 2.12, in each case regardless of whether or not any of the Guarantors is made party to any such L.C. Bank Agreement. The provisions of this paragraph are and are intended to be self-operative, and shall in no event require any further written agreement or consent by any of the Guarantors.

     G.  Representations and Warranties.

         1. The Agreement and the Amendment. Each Host Marriott Party represents and warrants that (a) each of the representations and warranties contained in Section 4.1 through 4.4, inclusive, of the Existing Agreement is true and correct with respect to such Host Marriott Party on and as of the date hereof, as though made on and as of such date and (b) no Default or Event of Default has occurred and is continuing on and as of the date hereof. Without limiting the generality of the foregoing, each representation made in clause (a) with respect to this Agreement shall be deemed to apply independently to both
(i) this Amendment and (ii) the Agreement.

         2. Solvency. Each of Host Marriott and Holdings represents that, as of the date hereof, (a) the fair value of its property exceeds its total liabilities (including, without limitation, contingent liabilities), (b) the present fair saleable value of its aggregate assets is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (c) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (d) it is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital. For purposes of this paragraph, the amount of contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     H. Exhibit E; Reporting Requirements. The following additional reporting requirement is added to Exhibit E to the Existing Agreement:

         XI. Reports Pertaining to Letters of Credit. Host Marriott shall promptly provide Marriott International with (A) a cop of each Reserved Letter of Credit and each agreement and instrument pertaining thereto (including, without limitation, any reimbursement agreement), and (B) a brief written description of all Reserved Letters of Credit and shall promptly update and reissue such description upon each (1) establishment of a Reserved Letter of Credit under Section 2.12(a), (2) Letter of Credit Funding, and (3) replacement of a Reserved Letter of Credit under Section 2.12(d).

         I. Conditions of Effectiveness. This Amendment shall become effective when (such date, the ``Amendment Effective Date''), and only when:

             1. Marriott International shall have received (i) an original of this Amendment fully executed by all Persons who are Host Marriott Parties as of the Amendment Effective Date, (ii) certified copies of any resolutions of the Board of Directors of each such Host Marriott

     Party which authorize such Host Marriott Party to enter into this Amendment and which have not been previously provided to Marriott International, and
     (iii) an opinion of counsel dated as of the Amendment Effective Date substantially the form attached hereto as Exhibit D-1; and

         2. Holdings shall have received (i) an original of this Amendment fully executed by Marriott International, and (ii) an opinion of counsel dated as of the Amendment Date substantially the form attached hereto as Exhibit D-2.

     J. Reference to and Effect on the Agreement. On and after the occurrence of the Amendment Effective Date each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Existing Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as except as expressly provided herein, operate as a waiver of any right, power or remedy of Marriott International nor constitute a waiver of any provision of the Agreement.

     K. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     L. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

Lender:                                     Borrower:

MARRIOTT INTERNATIONAL, INC.                HMH HOLDINGS, INC.


By: C. B. Handlon                           By: /s/ Christopher G. Townsend
    --------------------------------            --------------------------------
    Vice President                              Vice President

                                            Guarantors:

                                            HOST MARRIOTT CORPORATION


                                            By: /s/ Christopher G. Townsend
                                                --------------------------------
                                                Vice President

                                      HMC ACQUISITIONS, INC.


                                      By: /s/ Christopher G. Townsend
                                         ---------------------------------
                                         Vice President

                                      Subsidiary Guarantors:

                                      HOST MARRIOTT GTN CORPORATION
                                      HOST LA JOLLA, INC.
                                      MARRIOTT PROPERTIES, INC.
                                      WILLMAR DISTRIBUTORS, INC.


                                      By: /s/ Christopher G. Townsend
                                         ---------------------------------
                                         Vice President of each of the
                                         Subsidiary Guarantors listed above

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